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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-37157) and to the incorporation by reference therein of our report dated February 28, 1997, except for the third paragraph of Note 19, as to which the date is March 17, 1997, with respect to the consolidated financial statements of IXC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Austin, Texas

December 12, 1997